CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 255355 on Form S-8 of our report dated March 7, 2022, relating to the financial statements of Instil Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 7, 2022